Exhibit 99.2

NAVIENT REPORTS FIRST-QUARTER 2026 FINANCIAL RESULTS

HERNDON, Va., April 29, 2026 — Navient (Nasdaq: NAVI) today released its first-quarter 2026 financial results.

OVERALL RESULTS	• GAAP net income of $17 million ($0.17 diluted earnings per share). • Core Earnings(1) net income of $19 million ($0.20 diluted earnings per share).

CEO COMMENTARY – "Our first‑quarter results reflect strong momentum in high‑quality loan growth, with originations more than 60% higher than the year ago period," said David Yowan, President and CEO of Navient. "The successful completion of our multi-year initiatives creates a foundation of a more strategically focused, flexible and efficient organization to support future growth. Our planned CEO leadership transition is underway and provides strategic continuity."

FIRST-QUARTER HIGHLIGHTS

CONSUMER LENDING SEGMENT	• Net income of $35 million. • Net interest margin of 2.48%. • Originated $818 million of Private Education Loans, a 61% increase from a year ago.
FEDERAL EDUCATION LOANS SEGMENT	• Net income of $22 million. • Net interest margin of 0.65%. • FFELP Loan prepayments of $208 million compared to $256 million in first-quarter 2025.
CAPITAL & FUNDING

•
GAAP equity-to-asset ratio of 4.9% and adjusted tangible equity ratio(1) of 8.9%.
•
Repurchased $23 million of common shares.
•
Paid $15 million in common stock dividends.
•
Issued $683 million of asset-backed securities.

OPERATING EXPENSES	• Incurred operating expenses of $89 million.

(1) Item is a non-GAAP financial measure. For a description and reconciliation, see “Non-GAAP Financial Measures” on pages 15 – 23.

SEGMENT RESULTS — CORE EARNINGS

CONSUMER LENDING
In this segment, Navient owns and manages a portfolio of Private Education Loans. Through our Earnest brand, we also refinance and originate Private Education Loans.

FINANCIAL RESULTS AND KEY PERFORMANCE METRICS

(Dollars in millions)	1Q26	4Q25	1Q25
Net interest income	$100	$104	$113
Provision for loan losses	18	43	22
Other revenue	3	3	3
Total revenue	85	64	94
Expenses	39	32	35
Pre-tax income	46	32	59
Net income	$35	$25	$46

Segment net interest margin	2.48%	2.51%	2.76%
Private Education Loans (including Refinance Loans):
Private Education Loan spread	2.60%	2.60%	2.87%
Provision for loan losses	$18	$43	$22
Net charge-offs	$72	$87	$72
Net charge-off rate	1.91%	2.26%	1.89%
Greater than 30-days delinquency rate	5.5%	6.3%	6.4%
Greater than 90-days delinquency rate	2.5%	2.9%	2.6%
Forbearance rate	1.5%	1.5%	1.8%
Average Private Education Loans	$15,958	$15,907	$16,159
Ending Private Education Loans, net	$15,649	$15,451	$15,690
Private Education Refinance Loans:
Net charge-offs	$16	$20	$15
Greater than 90-day delinquency rate	.8%	.9%	.7%
Average Private Education Refinance Loans	$9,017	$8,838	$8,464
Ending Private Education Refinance Loans, net	$9,029	$8,755	$8,413
Private Education Refinance Loan originations	$778	$634	$470

DISCUSSION OF RESULTS — 1Q26 vs. 1Q25

•
Originated $818 million of Private Education Loans, a 61% increase compared to $508 million.
o
Refinance Loan originations were $778 million compared to $470 million.
o
In-school loan originations were $40 million compared to $38 million.
•
Net income was $35 million compared to $46 million.
•
Net interest income decreased $13 million, primarily due to the changing product mix of the loan portfolio (Refinance Loans increased as a percentage of the portfolio), as well as the impact of decreasing interest rates on the different index resets for the segment assets and debt.
•
Provision for loan losses decreased $4 million. The provision of $18 million in the current quarter included $11 million associated with loan originations. The provision for loan losses of $22 million in the year-ago quarter included $7 million associated with loan originations and $15 million related to a general reserve build (primarily as a result of an increase in delinquency balances).
o
Net charge-offs remained unchanged at $72 million compared to the year-ago quarter.
o
Private Education Loan delinquencies greater than 90 days: $386 million, down $9 million from $395 million.
o
Private Education Loan forbearances: $235 million, down $48 million from $283 million.
•
Operating expenses increased $4 million primarily reflecting marketing and other expenses associated with the growth of our consumer lending businesses.

FEDERAL EDUCATION LOANS
In this segment, Navient owns and manages a portfolio of FFELP federally guaranteed student loans.

FINANCIAL RESULTS AND KEY PERFORMANCE METRICS

(Dollars in millions)	1Q26	4Q25	1Q25
Net interest income	$46	$44	$49
Provision for loan losses	9	1	8
Other revenue	8	8	10
Total revenue	45	51	51
Expenses	16	16	19
Pre-tax income	29	35	32
Net income	$22	$27	$24

Segment net interest margin	.65%	.58%	.61%
FFELP Loans:
FFELP Loan spread	.72%	.64%	.67%
Provision for loan losses	$9	$1	$8
Net charge-offs	$17	$14	$6
Net charge-off rate	.29%	.23%	.10%
Greater than 30-days delinquency rate	15.2%	17.5%	20.5%
Greater than 90-days delinquency rate	8.5%	10.0%	10.2%
Forbearance rate	13.0%	13.0%	14.4%
Average FFELP Loans	$27,898	$28,924	$30,914
Ending FFELP Loans, net	$27,237	$28,141	$30,244

DISCUSSION OF RESULTS — 1Q26 vs. 1Q25

•
Net income was $22 million compared to $24 million.
•
Net interest income decreased $3 million primarily due to the paydown of the loan portfolio. Prepayments were $208 million in first-quarter 2026 compared to $256 million in first-quarter 2025.
•
Provision for loan losses increased $1 million. The provision for loan losses of $9 million in the current period was primarily the result of increased charge-offs due to prior disaster forbearance volume, as well as the continued extension of the portfolio. The $8 million of provision for loan losses in the year-ago quarter was primarily the result of an increase in delinquency balances.
o
Net charge-offs were $17 million compared to $6 million.
o
Delinquencies greater than 90 days were $1.9 billion compared to $2.5 billion.
o
Forbearances were $3.4 billion compared to $4.2 billion.
•
Expenses were $3 million lower primarily as a result of the outsourcing of the loan servicing of our portfolio to a third party on July 1, 2024. This created a variable cost structure resulting in a reduction in expenses as the portfolio paid down.

BUSINESS PROCESSING

In this segment, Navient performed business processing services for non-education related government and healthcare clients prior to the divestiture of our healthcare services business in third-quarter 2024 and our government services business in first-quarter 2025.

FINANCIAL RESULTS AND KEY PERFORMANCE METRICS

(Dollars in millions)	1Q26	4Q25	1Q25
Revenue from government services	$—	$—	$23
Revenue from healthcare services	—	—	—
Total fee revenue	—	—	23
Expenses	—	—	20
Pre-tax income	—	—	3
Net income	$—	$—	$2

DISCUSSION OF RESULTS — 1Q26 vs. 1Q25

•
With the sale of our government services business in February 2025, Navient no longer provides business processing segment services. Navient provided certain transition services in connection with the sale of our business processing businesses. As of October 2025 we had no further obligations to provide these transition services.

Definitions for capitalized terms in this release can be found in Navient’s Annual Report on Form 10-K for the year ended December 31, 2025 (filed with the SEC on February 26, 2026).

Navient will hold a live audio webcast today, April 29, 2026, at 8 a.m. ET, hosted by David Yowan, president and CEO, and Steve Hauber, CFO.

The webcast will be available on Navient.com/investors. Supplemental financial information and presentation slides used during the call will be available no later than the start time. A replay of the webcast will be available shortly after the event’s conclusion.

This news release contains “forward-looking statements,” within the meaning of the federal securities law, about our business and prospectus and other information that is based on management’s current expectations as of the date of this release. Statements that are not historical facts, including statements about our beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “may,” “could,” “should,” “goals,” or “target.” Such statements are based on management’s expectations as of the date of this release and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. For Navient, these factors include, among other things: general economic conditions, including the potential impact of artificial intelligence, inflation and interest rates on Navient and its clients and customers and on the creditworthiness of third parties; increased defaults on education loans held by us; unanticipated repayment trends on education loans including prepayments or deferrals resulting from new interpretations or the timing of the execution and implementation of current laws, rules or regulations or future laws, executive orders or other policy initiatives that operate to encourage or require consolidation, abolish existing or create additional income-based repayment or debt forgiveness programs or establish other policies and programs which may increase or decrease the prepayment rates on education loans and accelerate or slow down the repayment of the bonds in our securitization trusts; a reduction in our credit ratings; changes to applicable laws, rules, regulations and government policies, as well as changing regulatory and governmental oversight; changes in the general interest rate environment, including the availability of any relevant money-market index rate or the relationship between the relevant money-market index rate and the rate at which our assets are priced; the interest rate characteristics of our assets do not always match those of our funding arrangements; adverse market conditions or an inability to effectively manage our liquidity risk or access liquidity could negatively impact us; the cost and availability of funding in the capital markets; our ability to earn Floor Income and our ability to enter into hedges relative to that Floor Income are dependent on the future interest rate environment and therefore are variable; our use of derivatives exposes us to credit and market risk; our ability to continually and effectively align our cost structure with our business operations; a failure or breach of our operating systems, infrastructure or information technology systems; failure by any third party providing us material services or products or a breach or violation of law by one of these third parties; acquisitions, new products, strategic initiatives and investments or divestitures that we pursue; shareholder activism; reputational risk and social factors; and the other factors that are described in the “Risk Factors” section of Navient’s Annual Report on Form 10-K for the year ended December 31, 2025, and in our other reports filed with the Securities and Exchange Commission. The preparation of our consolidated financial statements also requires management to make certain estimates and assumptions including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect and actual results could differ materially. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. The company does not undertake any obligation to update or revise these forward-looking statements except as required by law.

* * *

About Navient

Navient (Nasdaq: NAVI) creates long-term value for customers and investors with responsible lending, flexible refinancing, trusted servicing oversight, and decades of education finance and portfolio management expertise. Through our Earnest business, we help customers confidently achieve financial success through digital financial services. Our employees thrive in a culture of belonging, where they are supported and proud to deliver meaningful outcomes. Learn more on Navient.com.

Contact:

Media:	Cate Fitzgerald, 703-831-6347, catherine.fitzgerald@navient.com

Investors:	Jen Earyes, 571-592-8582, jen.earyes@navient.com

# # #

SELECTED HISTORICAL FINANCIAL INFORMATION AND RATIOS

	QUARTERS ENDED
(In millions, except per share data)	March 31, 2026	December 31, 2025	March 31, 2025
GAAP Basis
Net income (loss)	$17	$(5)	$(2)
Diluted earnings (loss) per common share	$.17	$(.06)	$(.02)
Weighted average shares used to compute diluted earnings per share	96	97	102
Return on assets	.15%	(.05)%	(.02)%

Core Earnings Basis(1)
Net income(1)	$19	$2	$26
Diluted earnings per common share(1)	$.20	$.02	$.25
Weighted average shares used to compute diluted earnings per share	96	98	103
Net interest margin, Consumer Lending segment	2.48%	2.51%	2.76%
Net interest margin, Federal Education Loans segment	.65%	.58%	.61%
Return on assets	.17%	.01%	.22%
		.
Education Loan Portfolios
Ending Private Education Loans, net	$15,649	$15,451	$15,690
Ending FFELP Loans, net	27,237	28,141	30,244
Ending total education loans, net	$42,886	$43,592	$45,934
Average Private Education Loans	$15,958	$15,907	$16,159
Average FFELP Loans	27,898	28,924	30,914
Average total education loans	$43,856	$44,831	$47,073

(1) Item is a non-GAAP financial measure. For a description and reconciliation, see “Non-GAAP Financial Measures” on pages 15 – 23.

RESULTS OF OPERATIONS

We present the results of operations below first in accordance with GAAP. Following our discussion of earnings results on a GAAP basis, we present our results on a segment basis. We have three reportable operating segments as of March 31, 2026: Consumer Lending, Federal Education Loans and Other. Prior to the divestiture of our healthcare business in third-quarter 2024 and our government services business in first-quarter 2025, we had a fourth reportable operating segment, Business Processing. Our segments operate in distinct business environments and we manage and evaluate the financial performance of our segments using non-GAAP financial measures we call Core Earnings (see “Non-GAAP Financial Measures — Core Earnings” for further discussion).

GAAP INCOME STATEMENTS (UNAUDITED)

				March 31, 2026 vs. December 31, 2025		March 31, 2026 vs. March 31, 2025
	QUARTERS ENDED			Increase (Decrease)		Increase (Decrease)
(In millions, except per share data)	March 31, 2026	December 31, 2025	March 31, 2025	$	%	$	%
Interest income:
Private Education Loans	$277	$283	$289	$(6)	(2)%	$(12)	(4)%
FFELP Loans	401	444	493	(43)	(10)	(92)	(19)
Cash and investments	17	19	20	(2)	(11)	(3)	(15)
Total interest income	695	746	802	(51)	(7)	(107)	(13)
Total interest expense	564	628	672	(64)	(10)	(108)	(16)
Net interest income	131	118	130	13	11	1	1
Less: provisions for loan losses	27	44	30	(17)	(39)	(3)	(10)
Net interest income after provisions for loan losses	104	74	100	30	41	4	4
Other income (loss):
Servicing revenue	11	11	13	—	—	(2)	(15)
Asset recovery and business processing revenue	—	—	23	—	—	(23)	(100)
Other income	5	4	15	1	25	(10)	(67)
Gains (losses) on derivative and hedging activities, net	5	4	(25)	1	25	30	120
Total other income	21	19	26	2	11	(5)	(19)
Expenses:
Operating expenses	89	88	127	1	1	(38)	(30)
Goodwill and acquired intangible asset impairment and amortization expense	4	1	1	3	300	3	300
Restructuring/other reorganization expenses	—	11	3	(11)	(100)	(3)	(100)
Total expenses	93	100	131	(7)	(7)	(38)	(29)
Income (loss) before income tax expense (benefit)	32	(7)	(5)	39	557	37	740
Income tax expense (benefit)	15	(2)	(3)	17	850	18	600
Net income (loss)	$17	$(5)	$(2)	$22	440%	$19	950%
Basic earnings (loss) per common share	$.18	$(.06)	$(.02)	$.24	400%	$.20	1000%
Diluted earnings (loss) per common share	$.17	$(.06)	$(.02)	$.23	383%	$.19	950%
Dividends per common share	$.16	$.16	$.16	$—	—%	$—	—%

GAAP BALANCE SHEETS (UNAUDITED)

(In millions, except per share data)	March 31, 2026	December 31, 2025	March 31, 2025
Assets
Private Education Loans (net of allowance for loan losses of $314, $364 and $397, respectively)	$15,649	$15,451	$15,690
FFELP Loans (net of allowance for loan losses of $165, $173 and $182, respectively)	27,237	28,141	30,244
Investments	148	166	125
Cash and cash equivalents	621	637	642
Restricted cash and cash equivalents	1,510	1,467	1,413
Goodwill and acquired intangible assets, net	430	434	437
Other assets	2,409	2,385	2,399
Total assets	$48,004	$48,681	$50,950
Liabilities
Short-term borrowings	$5,870	$5,073	$4,855
Long-term borrowings	39,240	40,633	42,872
Other liabilities	515	576	634
Total liabilities	45,625	46,282	48,361
Commitments and contingencies
Equity
Series A Junior Participating Preferred Stock, par value $0.20 per share; 2 million shares authorized at December 31, 2021; no shares issued or outstanding	—	—	—
Common stock, par value $0.01 per share; 1.125 billion shares authorized: 468 million, 467 million and 467 million shares, respectively, issued	4	4	4
Additional paid-in capital	3,407	3,403	3,390
Accumulated other comprehensive income, net of tax	5	2	2
Retained earnings	4,552	4,552	4,677
Total stockholders’ equity before treasury stock	7,968	7,961	8,073
Less: Common stock held in treasury at cost: 374 million, 371 million and 365 million shares, respectively	(5,589)	(5,562)	(5,484)
Total equity	2,379	2,399	2,589
Total liabilities and equity	$48,004	$48,681	$50,950

GAAP COMPARISON OF 2026 RESULTS WITH 2025

Three Months Ended March 31, 2026 Compared with Three Months Ended March 31, 2025

For the three months ended March 31, 2026, net income was $17 million, or $0.17 diluted earnings per common share, compared with net loss of $2 million, or $0.02 diluted loss per common share, for the year-ago period.

The primary contributors to the change in net income are as follows:

• Net interest income increased by $1 million primarily due to an increase in mark-to-market gains on fair value hedges recorded in interest expense. This was partially offset by the paydown of the FFELP portfolio, the Private Education Loan portfolio's changing product mix with Refinance Loans increasing as a percentage of the portfolio, and the impact of decreasing interest rates on the different index resets for the Private Education Loans and related funding.

• Provisions for loan losses decreased $3 million from $30 million to $27 million:

○ The provision for Private Education Loan losses decreased $4 million from $22 million to $18 million.

○ The provision for FFELP Loan losses increased $1 million from $8 million to $9 million.

The provision for Private Education Loan losses of $18 million in the current period included $11 million associated with loan originations. The provision of $22 million in the year-ago quarter included $7 million associated with loan originations and $15 million related to a general reserve build (primarily as a result of an increase in delinquency balances).

The provision for FFELP Loan losses of $9 million in the current period was primarily the result of increased charge-offs due to prior disaster forbearance volume, as well as the continued extension of the portfolio. The provision of $8 million in the year-ago quarter was primarily the result of an increase in delinquency balances.

• Asset recovery and business processing revenue decreased $23 million as a result of the sale of our government services business in February 2025. With the sale of our government services business, Navient no longer provides business processing segment services.

• Other income decreased $10 million primarily related to the transition services we had provided related to our various strategic initiatives. The transition services related to the outsourcing of loan servicing and the sale of our healthcare services business ended in May 2025. The transition services related to the sale of our government services business ended in October 2025.

• Net gains on derivative and hedging activities increased $30 million due primarily to interest rate fluctuations. Valuations of derivative instruments fluctuate based upon many factors including changes in interest rates and other market factors. As a result, net gains and losses on derivative and hedging activities may vary significantly in future periods.

• Operating expenses decreased $38 million, $23 million of which was due to a decline in business processing expenses as a result of the sale of our government services business in February 2025 ($20 million of the reduction is in the Business Processing segment and $3 million of the reduction is in the Other segment). In addition, there was an $11 million decline in expenses in connection with providing transition services related to our various strategic initiatives. As of October 2025 we had no further obligations to provide these transition services. There was a $7 million increase in marketing and other expenses associated with the growth of our consumer lending businesses. The remaining $11 million decrease primarily relates to cost saving initiatives implemented, which have reduced our operating costs mostly in connection with our shared service functions and corporate footprint.

• Restructuring and other reorganization expenses decreased $3 million primarily due to a decrease in severance-related costs incurred in connection with the various strategic initiatives that have been and continue to be implemented to simplify the company, continue to reduce our expense base and enhance our flexibility.

• The effective income tax rates for the current and year-ago periods were 48% and 54%, respectively. The effective income tax rates were elevated in both periods primarily due to changes in the valuation allowances attributed to disallowed interest expense and operating loss carryovers.

We repurchased 2.3 million and 2.6 million shares of our common stock during the first quarters of 2026 and 2025, respectively. As a result of repurchases, our average outstanding diluted shares decreased by 6 million common shares
(or 6%) from the year-ago period.

PRIVATE EDUCATION LOANS PORTFOLIO PERFORMANCE

Private Education Loan Delinquencies and Forbearance

	March 31,		December 31,		March 31,
	2026		2025		2025
(Dollars in millions)	Balance	%	Balance	%	Balance	%
Loans in-school/grace/deferment(1)	$393		$395		$384
Loans in forbearance(2)	235		236		283
Loans in repayment and percentage of each status:
Loans current	14,489	94.5%	14,230	93.7%	14,440	93.6%
Loans delinquent 31-60 days(3)	294	1.9	326	2.1	373	2.4
Loans delinquent 61-90 days(3)	166	1.1	194	1.3	212	1.4
Loans delinquent greater than 90 days(3)	386	2.5	434	2.9	395	2.6
Total Private Education Loans in repayment	15,335	100%	15,184	100%	15,420	100%
Total Private Education Loans, gross	15,963		15,815		16,087
Private Education Loan allowance for loan losses	(314)		(364)		(397)
Private Education Loans, net	$15,649		$15,451		$15,690
Percentage of Private Education Loans in repayment		96.1%		96.0%		95.9%
Delinquencies as a percentage of Private Education Loans in repayment		5.5%		6.3%		6.4%
Loans in forbearance as a percentage of loans in repayment and forbearance		1.5%		1.5%		1.8%
Percentage of Private Education Loans with a cosigner(4)		31%		32%		32%

(1) Loans for customers who are attending school or are in other permitted educational activities and are not yet required to make payments on their loans, e.g., loans for customers who have requested and qualify for other permitted program deferments such as various military eligible deferments.

(2) Loans for customers who have requested extension of grace period generally during employment transition or who have temporarily ceased making full payments due to hardship or other factors such as disaster relief consistent with established loan program servicing policies and procedures.

(3) The period of delinquency is based on the number of days scheduled payments are contractually past due.

(4) Excluding Private Education Refinance Loans, the cosigner rate was 67%, 67% and 66% for first-quarter 2026, fourth-quarter 2025 and first-quarter 2025, respectively.

ALLOWANCE FOR LOAN LOSSES

	QUARTER ENDED
	March 31, 2026
(Dollars in millions)	Private Education Loans	FFELP Loans	Total
Allowance at beginning of period	$364	$173	$537
Total provision	18	9	27
Charge-offs:
Gross charge-offs	(83)	(17)	(100)
Expected future recoveries on current period gross charge-offs	11	—	11
Net charge-offs(1)	(72)	(17)	(89)
Decrease in expected future recoveries on previously fully charged-off loans(2)	4	—	4
Allowance at end of period (GAAP)	314	165	479
Plus: expected future recoveries on previously fully charged-off loans(2)	166	—	166
Allowance at end of period excluding expected future recoveries on previously fully charged-off loans (Non-GAAP Financial Measure)(3)	$480	$165	$645
Net charge-offs as a percentage of average loans in repayment (annualized)	1.91%	.29%
Allowance coverage of charge-offs (annualized)(3)	1.7	2.4	(Non-GAAP)
Allowance as a percentage of the ending total loan balance(3)	3.0%	.6%	(Non-GAAP)
Allowance as a percentage of the ending loans in repayment(3)	3.1%	.7%	(Non-GAAP)
Ending total loans	$15,963	$27,402
Average loans in repayment	$15,326	$23,226
Ending loans in repayment	$15,335	$22,786

	QUARTER ENDED
	December 31, 2025
(Dollars in millions)	Private Education Loans	FFELP Loans	Total
Allowance at beginning of period	$406	$186	$592
Total provision	43	1	44
Charge-offs:
Gross charge-offs	(101)	(14)	(115)
Expected future recoveries on current period gross charge-offs	14	—	14
Net charge-offs(1)	(87)	(14)	(101)
Decrease in expected future recoveries on previously fully charged-off loans(2)	2	—	2
Allowance at end of period (GAAP)	364	173	537
Plus: expected future recoveries on previously fully charged-off loans(2)	170	—	170
Allowance at end of period excluding expected future recoveries on previously fully charged-off loans (Non-GAAP Financial Measure)(3)	$534	$173	$707
Net charge-offs as a percentage of average loans in repayment (annualized)	2.26%	.23%
Allowance coverage of charge-offs (annualized)(3)	1.6	3.1	(Non-GAAP)
Allowance as a percentage of the ending total loan balance(3)	3.4%	.6%	(Non-GAAP)
Allowance as a percentage of the ending loans in repayment(3)	3.5%	.7%	(Non-GAAP)
Ending total loans	$15,815	$28,314
Average loans in repayment	$15,268	$24,006
Ending loans in repayment	$15,184	$23,572

	QUARTER ENDED
	March 31, 2025
(Dollars in millions)	Private Education Loans	FFELP Loans	Total
Allowance at beginning of period	$441	$180	$621
Total provision	22	8	30
Charge-offs:
Gross charge-offs	(83)	(6)	(89)
Expected future recoveries on current period gross charge-offs	11	—	11
Net charge-offs(1)	(72)	(6)	(78)
Decrease in expected future recoveries on previously fully charged-off loans(2)	6	—	6
Allowance at end of period (GAAP)	397	182	579
Plus: expected future recoveries on previously fully charged-off loans(2)	174	—	174
Allowance at end of period excluding expected future recoveries on previously fully charged-off loans (Non-GAAP Financial Measure)(3)	$571	$182	$753
Net charge-offs as a percentage of average loans in repayment (annualized)	1.89%	.10%
Allowance coverage of charge-offs (annualized)(3)	2.0	7.3	(Non-GAAP)
Allowance as a percentage of the ending total loan balance(3)	3.6%	.6%	(Non-GAAP)
Allowance as a percentage of the ending loans in repayment(3)	3.7%	.7%	(Non-GAAP)
Ending total loans	$16,087	$30,426
Average loans in repayment	$15,472	$25,459
Ending loans in repayment	$15,420	$24,930

(1) Charge-offs are reported net of expected recoveries. For Private Education Loans, we charge off the estimated loss of a defaulted loan balance by charging off the entire defaulted loan balance and estimating recoveries on a pool basis. These estimated recoveries are referred to as “expected future recoveries on previously fully charged-off loans.” For FFELP Loans, the recovery is received at the time of charge-off.

(2) At the end of each month, for Private Education Loans that are 212 or more days past due, we charge off the estimated loss of a defaulted loan balance by charging off the entire loan balance and estimating recoveries on a pool basis. These estimated recoveries are referred to as “expected future recoveries on previously fully charged-off loans.” If actual periodic recoveries are less than expected, the difference is immediately reflected as a reduction to expected future recoveries on previously fully charged-off loans. If actual periodic recoveries are greater than expected, they will be reflected as a recovery through the allowance for Private Education Loan losses once the cumulative recovery amount exceeds the cumulative amount originally expected to be recovered. The following table summarizes the activity in the expected future recoveries on previously fully charged-off loans:

	QUARTERS ENDED
(Dollars in millions)	March 31, 2026	December 31, 2025	March 31, 2025
Beginning of period expected future recoveries on previously fully charged-off loans	$170	$172	$179
Expected future recoveries of current period defaults	11	14	11
Recoveries (cash collected)	(11)	(10)	(11)
Charge-offs (as a result of lower recovery expectations)	(4)	(6)	(6)
End of period expected future recoveries on previously fully charged-off loans	$166	$170	$174
Change in balance during period	$(4)	$(2)	$(6)

(3) For Private Education Loans, the item is a non-GAAP financial measure. For a description and reconciliation, see “Non-GAAP Financial Measures”

LIQUIDITY AND CAPITAL RESOURCES

We expect to fund our ongoing liquidity needs, including the repayment of $1.2 billion of senior unsecured notes that mature in the short term (i.e., over the next 12 months) and the remaining $4.1 billion of senior unsecured notes that mature in the long term (from 2027 to 2043 with 76% maturing by 2032), through a number of sources. These sources include our cash on hand, unencumbered FFELP Loan and Private Education Refinance Loan portfolios (see “Sources of Primary Liquidity” below), the predictable operating cash flows provided by operating activities, the repayment of principal on unencumbered education loan assets, and the distribution of overcollateralization from our securitization trusts. We may also, depending on market conditions and availability, draw down on our secured FFELP Loan and Private Education Loan asset-backed commercial paper (ABCP) facilities, issue term asset-backed securities (ABS), enter into additional Private Education Loan and FFELP Loan ABS repurchase facilities, or issue additional unsecured debt.

We originate Private Education Loans (a portion of which is obtained through a forward purchase agreement). We also have purchased and may purchase, in future periods, Private Education Loan portfolios from third parties. Those originations and purchases are part of our ongoing liquidity needs. We repurchased 2.3 million shares of common stock for $23 million in the first quarter of 2026.

SOURCES OF LIQUIDITY

Sources of Primary Liquidity

(Dollars in millions)	March 31, 2026	December 31, 2025	March 31, 2025
Ending Balances:
Unrestricted cash	$621	$637	$642
Unencumbered Private Education Refinance Loans	442	529	488
Unencumbered FFELP Loans	44	83	61
Total	$1,107	$1,249	$1,191

	QUARTERS ENDED
(Dollars in millions)	March 31, 2026	December 31, 2025	March 31, 2025
Average Balances:
Unrestricted cash	$553	$589	$572
Unencumbered Private Education Refinance Loans	689	684	403
Unencumbered FFELP Loans	55	71	173
Total	$1,297	$1,344	$1,148

Sources of Additional Liquidity

Liquidity may also be available under our secured credit facilities. Maximum borrowing capacity under the FFELP Loan and Private Education Loan ABCP facilities will vary and be subject to each agreement’s borrowing conditions, including, among others, facility size, current usage and availability of qualifying collateral from unencumbered loans. The following tables detail the additional borrowing capacity of these facilities with maturity dates ranging from June 2026 to April 2029.

(Dollars in millions)	March 31, 2026	December 31, 2025	March 31, 2025
Ending Balances:
Private Education Loan ABCP facilities	$1,461	$1,689	$1,626
FFELP Loan ABCP facilities	143	193	223
Total	$1,604	$1,882	$1,849

	QUARTERS ENDED
(Dollars in millions)	March 31, 2026	December 31, 2025	March 31, 2025
Average Balances:
Private Education Loan ABCP facilities	$1,661	$2,051	$1,447
FFELP Loan ABCP facilities	163	184	349
Total	$1,824	$2,235	$1,796

At March 31, 2026, we had a total of $2.8 billion of unencumbered tangible assets inclusive of those listed in the table above as sources of primary liquidity. Total unencumbered education loans comprised $1.2 billion of our unencumbered tangible assets of which $1.2 billion and $44 million related to Private Education Loans and FFELP Loans, respectively. In addition, as of March 31, 2026, we had $4.8 billion of encumbered net assets (i.e., overcollateralization) in our various financing facilities (consolidated variable interest entities). We enter into repurchase facilities at times to borrow against the encumbered net assets of these financing vehicles. As of March 31, 2026, $0.5 billion of repurchase facility borrowings were outstanding.

The following table reconciles encumbered and unencumbered assets and their net impact on total Tangible Equity.

(Dollars in billions)	March 31, 2026	December 31, 2025	March 31, 2025
Net assets of consolidated variable interest entities (encumbered assets) — Private Education Loans	$2.2	$2.1	$2.0
Net assets of consolidated variable interest entities (encumbered assets) — FFELP Loans	2.6	2.6	2.8
Tangible unencumbered assets(1)	2.8	2.9	2.8
Senior unsecured debt	(5.3)	(5.3)	(5.3)
Mark-to-market on unsecured hedged debt(2)	—	—	.1
Other liabilities, net	(.4)	(.3)	(.2)
Total Tangible Equity (3)	$1.9	$2.0	$2.2

(1) Excludes goodwill and acquired intangible assets.

(2) At March 31, 2026, December 31, 2025, and March 31, 2025, there were $(60) million, $(50) million and $(123) million, respectively, of net gains (losses) on derivatives hedging this debt in unencumbered assets, which partially offset these gains (losses).

(3) Item is a non-GAAP financial measure. For a description and reconciliation, see “Non-GAAP Financial Measures.”

NON-GAAP FINANCIAL MEASURES

In addition to financial results reported on a GAAP basis, Navient also provides certain performance measures which are non-GAAP financial measures. We present the following non-GAAP financial measures: (1) Core Earnings, (2) Tangible Equity (as well as the Adjusted Tangible Equity Ratio) and (3) Allowance for Loan Losses Excluding Expected Future Recoveries on Previously Fully Charged-off Loans. Definitions for the non-GAAP financial measures and reconciliations are provided below, except that reconciliations of forward-looking non-GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain items, including, but not limited to, the impact of any mark-to-market gains/losses resulting from our use of derivative instruments to hedge our economic risks.

1. Core Earnings

We prepare financial statements and present financial results in accordance with GAAP. However, we also evaluate our business segments and present financial results on a basis that differs from GAAP. We refer to this different basis of presentation as Core Earnings. We provide this Core Earnings basis of presentation on a consolidated basis and for each business segment because this is what we review internally when making management decisions regarding our performance and how we allocate resources. We also refer to this information in our presentations with credit rating agencies, lenders and investors. Because our Core Earnings basis of presentation corresponds to our segment financial presentations, we are required by GAAP to provide certain Core Earnings disclosures in the notes to our consolidated financial statements for our business segments.

Core Earnings are not a substitute for reported results under GAAP. We use Core Earnings to manage our business segments because Core Earnings reflect adjustments to GAAP financial results for two items, discussed below, that can create significant volatility mostly due to timing factors generally beyond the control of management. Accordingly, we believe that Core Earnings provide management with a useful basis from which to better evaluate results from ongoing operations against the business plan or against results from prior periods. Consequently, we disclose this information because we believe it provides investors with additional information regarding the operational and performance indicators that are most closely assessed by management. When compared to GAAP results, the two items we remove to result in our Core Earnings presentations are:

(1) Mark-to-market gains/losses resulting from our use of derivative instruments to hedge our economic risks that do not qualify for hedge accounting treatment or do qualify for hedge accounting treatment but result in ineffectiveness; and

(2) The accounting for goodwill and acquired intangible assets.

While GAAP provides a uniform, comprehensive basis of accounting, for the reasons described above, our Core Earnings basis of presentation does not. Core Earnings are subject to certain general and specific limitations that investors should carefully consider. For example, there is no comprehensive, authoritative guidance for management reporting. Our Core Earnings are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. Accordingly, our Core Earnings presentation does not represent a comprehensive basis of accounting. Investors, therefore, may not be able to compare our performance with that of other financial services companies based upon Core Earnings. Core Earnings results are only meant to supplement GAAP results by providing additional information regarding the operational and performance indicators that are most closely used by management, our Board of Directors, credit rating agencies, lenders and investors to assess performance.

The following tables show our consolidated GAAP results, Core Earnings results (including for each reportable segment) along with the adjustments made to the income/expense items to reconcile the consolidated GAAP results to the Core Earnings results as required by GAAP.

	QUARTER ENDED MARCH 31, 2026
		Adjustments				Reportable Segments
(Dollars in millions)	Total GAAP	Reclassi- fications	Additions/ (Subtractions)	Total Adjustments (1)	Total Core Earnings	Consumer Lending	Federal Education Loans	Business Processing	Other
Interest income:
Education loans	$678					$277	$401	$—	$—
Cash and investments	17					4	8	—	5
Total interest income	695					281	409	—	5
Total interest expense	564					181	363	—	25
Net interest income (loss)	131	$2	$(7)	$(5)	$126	100	46	—	(20)
Less: provisions for loan losses	27				27	18	9	—	—
Net interest income (loss) after provisions for loan losses	104					82	37	—	(20)
Other income (loss):
Servicing revenue	11					3	8	—	—
Asset recovery and business processing revenue	—					—	—	—	—
Other revenue	10					—	—	—	5
Total other income	21	(2)	(3)	(5)	16	3	8	—	5
Expenses:
Direct operating expenses	55					39	16	—	—
Unallocated shared services expenses	34					—	—	—	34
Operating expenses	89	—	—	—	89	39	16	—	34
Goodwill and acquired intangible asset impairment and amortization	4	—	(4)	(4)	—	—	—	—	—
Restructuring/other reorganization expenses	—	—	—	—	—	—	—	—	—
Total expenses	93	—	(4)	(4)	89	39	16	—	34
Income (loss) before income tax expense (benefit)	32	—	(6)	(6)	26	46	29	—	(49)
Income tax expense (benefit)(2)	15	—	(8)	(8)	7	11	7	—	(11)
Net income (loss)	$17	$—	$2	$2	$19	$35	$22	$—	$(38)

(1) Core Earnings adjustments to GAAP:

	QUARTER ENDED MARCH 31, 2026
(Dollars in millions)	Net Impact of Derivative Accounting	Net Impact of Goodwill and Acquired Intangibles	Total
Net interest income (loss) after provisions for loan losses	$(5)	$—	$(5)
Total other income (loss)	(5)	—	(5)
Goodwill and acquired intangible asset impairment and amortization	—	(4)	(4)
Total Core Earnings adjustments to GAAP	$(10)	$4	(6)
Income tax expense (benefit)			(8)
Net income (loss)			$2

(2) Income taxes are based on a percentage of net income before tax for the individual reportable segment.

	QUARTER ENDED DECEMBER 31, 2025
		Adjustments				Reportable Segments
(Dollars in millions)	Total GAAP	Reclassi- fications	Additions/ (Subtractions)	Total Adjustments(1)	Total Core Earnings	Consumer Lending	Federal Education Loans	Business Processing	Other
Interest income:
Education loans	$727					$283	$444	$—	$—
Cash and investments	19					5	9	—	5
Total interest income	746					288	453	—	5
Total interest expense	628					184	409	—	24
Net interest income (loss)	118	$3	$8	$11	$129	104	44	—	(19)
Less: provisions for loan losses	44				44	43	1	—	—
Net interest income (loss) after provisions for loan losses	74					61	43	—	(19)
Other income (loss):
Servicing revenue	11					3	8	—	—
Asset recovery and business processing revenue	—					—	—	—	—
Other revenue	8					—	—	—	4
Total other income	19	(3)	(1)	(4)	15	3	8	—	4
Expenses:
Direct operating expenses	48					32	16	—	—
Unallocated shared services expenses	40					—	—	—	40
Operating expenses	88	—	—	—	88	32	16	—	40
Goodwill and acquired intangible asset impairment and amortization	1	—	(1)	(1)	—	—	—	—	—
Restructuring/other reorganization expenses	11	—	—	—	11	—	—	—	11
Total expenses	100	—	(1)	(1)	99	32	16	—	51
Income (loss) before income tax expense (benefit)	(7)	—	8	8	1	32	35	—	(66)
Income tax expense (benefit)(2)	(2)	—	1	1	(1)	7	8	—	(16)
Net income (loss)	$(5)	$—	$7	$7	$2	$25	$27	$—	$(50)

(1) Core Earnings adjustments to GAAP:

	QUARTER ENDED DECEMBER 31, 2025
(Dollars in millions)	Net Impact of Derivative Accounting	Net Impact of Goodwill and Acquired Intangibles	Total
Net interest income (loss) after provisions for loan losses	$11	$—	$11
Total other income	(4)	—	(4)
Goodwill and acquired intangible asset impairment and amortization	—	(1)	(1)
Total Core Earnings adjustments to GAAP	$7	$1	8
Income tax expense (benefit)			1
Net income (loss)			$7

(2) Income taxes are based on a percentage of net income before tax for the individual reportable segment.

	QUARTER ENDED MARCH 31, 2025
		Adjustments				Reportable Segments
(Dollars in millions)	Total GAAP	Reclassi- fications	Additions/ (Subtractions)	Total Adjustments (1)	Total Core Earnings	Consumer Lending	Federal Education Loans	Business Processing	Other
Interest income:
Education loans	$782					$289	$493	$—	$—
Cash and investments	20					5	10	—	5
Total interest income	802					294	503	—	5
Total interest expense	672					181	454	—	23
Net interest income (loss)	130	$6	$8	$14	$144	113	49	—	(18)
Less: provisions for loan losses	30				30	22	8	—	—
Net interest income (loss) after provisions for loan losses	100					91	41	—	(18)
Other income (loss):
Servicing revenue	13					3	10	—	—
Asset recovery and business processing revenue	23					—	—	23	—
Other revenue (loss)	(10)					—	—	—	15
Total other income	26	(6)	31	25	51	3	10	23	15
Expenses:
Direct operating expenses	74					35	19	20	—
Unallocated shared services expenses	53					—	—	—	53
Operating expenses	127	—	—	—	127	35	19	20	53
Goodwill and acquired intangible asset impairment and amortization	1	—	(1)	(1)	—	—	—	—	—
Restructuring/other reorganization expenses	3	—	—	—	3	—	—	—	3
Total expenses	131	—	(1)	(1)	130	35	19	20	56
Income (loss) before income tax expense (benefit)	(5)	—	40	40	35	59	32	3	(59)
Income tax expense (benefit)(2)	(3)	—	12	12	9	13	8	1	(13)
Net income (loss)	$(2)	$—	$28	$28	$26	$46	$24	$2	$(46)

(1) Core Earnings adjustments to GAAP:

	QUARTER ENDED MARCH 31, 2025
(Dollars in millions)	Net Impact of Derivative Accounting	Net Impact of Goodwill and Acquired Intangibles	Total
Net interest income (loss) after provisions for loan losses	$14	$—	$14
Total other income	25	—	25
Goodwill and acquired intangible asset impairment and amortization	—	(1)	(1)
Total Core Earnings adjustments to GAAP	$39	$1	40
Income tax expense (benefit)			12
Net income (loss)			$28

(2) Income taxes are based on a percentage of net income before tax for the individual reportable segment.

The following discussion summarizes the differences between GAAP and Core Earnings net income and details each specific adjustment required to reconcile our GAAP earnings to our Core Earnings segment presentation.

	QUARTERS ENDED
(Dollars in millions)	March 31, 2026	December 31, 2025	March 31, 2025
GAAP net income (loss)	$17	$(5)	$(2)
Core Earnings adjustments to GAAP:
Net impact of derivative accounting	(10)	7	39
Net impact of goodwill and acquired intangible assets	4	1	1
Net tax effect	8	(1)	(12)
Total Core Earnings adjustments to GAAP	2	7	28
Core Earnings net income	$19	$2	$26

(1) Derivative Accounting: Core Earnings exclude periodic gains and losses that are caused by the mark-to-market valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, as well as the periodic mark-to-market gains and losses that are a result of ineffectiveness recognized related to effective hedges under GAAP. Under GAAP, for our derivatives that are held to maturity, the mark-to-market gain or loss over the life of the contract will equal $0. In our Core Earnings presentation, we recognize the economic effect of these hedges, which generally results in any net settlement cash paid or received being recognized ratably as an interest expense or revenue over the hedged item’s life.

The table below quantifies the adjustments for derivative accounting between GAAP and Core Earnings net income.

	QUARTERS ENDED
(Dollars in millions)	March 31, 2026	December 31, 2025	March 31, 2025
Core Earnings derivative adjustments:
(Gains) losses on derivative and hedging activities, net, included in other income	$(5)	$(4)	$25
Plus: (Gains) losses on fair value hedging activity included in interest expense	(8)	7	6
Total (gains) losses in GAAP net income	(13)	3	31
Plus: Reclassification of settlement income (expense) on derivative and hedging activities, net(1)	2	3	6
Mark-to-market (gains) losses on derivative and hedging activities, net(2)	(11)	6	37
Amortization of net premiums on Floor Income Contracts in net interest income for Core Earnings	—	—	—
Other derivative accounting adjustments(3)	1	1	2
Total net impact of derivative accounting	$(10)	$7	$39

(1)
Derivative accounting requires net settlement income/expense on derivatives that do not qualify as hedges to be recorded in a separate income statement line item below net interest income. Under our Core Earnings presentation, these settlements are reclassified to the income statement line item of the economically hedged item. For our Core Earnings net interest income, this would primarily include reclassifying the net settlement amounts related to certain of our interest rate swaps to debt interest expense. The table below summarizes these net settlements on derivative and hedging activities and the associated reclassification on a Core Earnings basis.

	QUARTERS ENDED
(Dollars in millions)	March 31, 2026	December 31, 2025	March 31, 2025
Reclassification of settlements on derivative and hedging activities:
Net settlement income (expense) on interest rate swaps reclassified to net interest income	$2	$3	$6
Total reclassifications of settlement income (expense) on derivative and hedging activities	$2	$3	$6

(2) “Mark-to-market (gains) on derivative and hedging activities, net” is comprised of the following:

	QUARTERS ENDED
(Dollars in millions)	March 31, 2026	December 31, 2025	March 31, 2025
Fair value hedges	$(2)	$—	$3
Foreign currency hedges	(6)	7	3
Other (a)	(3)	(1)	31
Total mark-to-market (gains) losses on derivative and hedging activities, net	$(11)	$6	$37

(a) Primarily derivatives that are used to economically hedge the origination of fixed rate Private Education Loans that don’t qualify for hedge accounting. We believe that these derivatives are effective economic hedges,and as such, are a critical element of our interest rate risk management strategy.

(3) Other derivative accounting adjustments consist of adjustments related to certain terminated derivatives that did not receive hedge accounting treatment under GAAP but were economic hedges under Core Earnings and, as a result, such gains or losses are amortized into Core Earnings over the life of the hedged item:

Cumulative Impact of Derivative Accounting under GAAP compared to Core Earnings

As of March 31, 2026, derivative accounting has decreased GAAP equity by approximately $28 million as a result of cumulative net mark-to-market losses (after tax) recognized under GAAP, but not in Core Earnings. The following table rolls forward the cumulative impact to GAAP equity due to these after-tax mark-to-market net gains and losses related to derivative accounting.

	QUARTERS ENDED
(Dollars in millions)	March 31, 2026	December 31, 2025	March 31, 2025
Beginning impact of derivative accounting on GAAP equity	$(39)	$(37)	$8
Net impact of net mark-to-market gains (losses) under derivative accounting(1)	11	(2)	(30)
Ending impact of derivative accounting on GAAP equity	$(28)	$(39)	$(22)

(1)
Net impact of net mark-to-market gains (losses) under derivative accounting is composed of the following:

	QUARTERS ENDED
(Dollars in millions)	March 31, 2026	December 31, 2025	March 31, 2025
Total pre-tax net impact of derivative accounting recognized in net income(2)	$10	$(7)	$(39)
Tax and other impacts of derivative accounting adjustments	(2)	2	10
Change in mark-to-market gains (losses) on derivatives, net of tax recognized in other comprehensive income	3	3	(1)
Net impact of net mark-to-market gains (losses) under derivative accounting	$11	$(2)	$(30)

(a) See “Core Earnings derivative adjustments” table above.

Hedging Embedded Floor Income

We use pay-fixed swaps and fixed rate debt to economically hedge embedded Floor Income in our FFELP loans. Historically, we have used these instruments on a periodic basis and depending upon market conditions and pricing, we may enter into additional hedges in the future. Under GAAP, the pay-fixed swaps are accounted for as cash flow hedges. The table below shows the amount of Hedged Floor Income that will be recognized in Core Earnings in future periods based on these hedge strategies.

	March 31,	December 31,	March 31,
(Dollars in millions)	2026	2025	2025
Total hedged Floor Income, net of tax(1)(2)	$23	$27	$40

(1) $31 million, $36 million and $52 million on a pre-tax basis as of March 31, 2026, December 31, 2025, and March 31, 2025, respectively.

(2) Of the $23 million as of March 31, 2026, approximately $10 million, $7 million and $6 million will be recognized as part of Core
Earnings net income in the remainder of 2026, 2027 and 2028, respectively.

(2) Goodwill and Acquired Intangible Assets: Our Core Earnings exclude goodwill and intangible asset impairment and the amortization of acquired intangible assets. The following table summarizes the goodwill and acquired intangible asset adjustments.

	QUARTERS ENDED
(Dollars in millions)	March 31, 2026	December 31, 2025	March 31, 2025
Core Earnings goodwill and acquired intangible asset adjustments	$4	$1	$1

2. Tangible Equity and Adjusted Tangible Equity Ratio

Adjusted Tangible Equity measures the ratio of Navient’s Tangible Equity to its tangible assets. We adjust this ratio to exclude the assets and equity associated with our FFELP Loan portfolio because FFELP Loans are no longer originated and the FFELP Loan portfolio bears a 3% maximum loss exposure under the terms of the federal guaranty. Management believes that excluding this portfolio from the ratio enhances its usefulness to investors. Management uses this ratio, in addition to other metrics, for analysis and decision making related to capital allocation decisions. The Adjusted Tangible Equity Ratio is calculated as:

(Dollars in millions)	March 31, 2026	December 31, 2025	March 31, 2025
Navient Corporation's stockholders' equity	$2,379	$2,399	$2,589
Less: Goodwill and acquired intangible assets	430	434	437
Tangible Equity	1,949	1,965	2,152
Less: Equity held for FFELP Loans	136	141	151
Adjusted Tangible Equity	$1,813	$1,824	$2,001
Divided by:
Total assets	$48,004	$48,681	$50,950
Less:
Goodwill and acquired intangible assets	430	434	437
FFELP Loans	27,237	28,141	30,244
Adjusted tangible assets	$20,337	$20,106	$20,269
Adjusted Tangible Equity Ratio	8.9%	9.1%	9.9%

3. Allowance for Loan Losses Excluding Expected Future Recoveries on Previously Fully Charged-off Loans

The allowance for loan losses on the Private Education Loan portfolio used for the three credit metrics below excludes the expected future recoveries on previously fully charged-off loans to better reflect the current expected credit losses remaining in connection with the loans on balance sheet that have not charged off. As of March 31, 2026, the $480 million Private Education Loan allowance for loan losses excluding expected future recoveries on previously fully charged-off loans represents the current expected credit losses that remain in connection with the $15,963 million Private Education Loan portfolio. The $166 million of expected future recoveries on previously fully charged-off loans, which is collected over an average 15-year period, mechanically is a reduction to the overall allowance for loan losses. However, it is not related to the $15,963 million Private Education Loan portfolio on our balance sheet and, as a result, management excludes this impact to the allowance to better evaluate and assess our overall credit loss coverage on the Private Education Loan portfolio. We believe this provides a more meaningful and holistic view of the available credit loss coverage on our non-charged-off Private Education Loan portfolio. We believe this information is useful to our investors, lenders and rating agencies.

Allowance for Loan Losses Metrics – Private Education Loans

	QUARTERS ENDED
(Dollars in millions)	March 31, 2026	December 31, 2025	March 31, 2025
Allowance at end of period (GAAP)	$314	$364	$397
Plus: expected future recoveries on previously fully charged-off loans	166	170	174
Allowance at end of period excluding expected future recoveries on previously fully charged-off loans (Non-GAAP Financial Measure)	$480	$534	$571
Ending total loans	$15,963	$15,815	$16,087
Ending loans in repayment	$15,335	$15,184	$15,420
Net charge-offs	$72	$87	$72

Allowance coverage of charge-offs:
GAAP	1.1	1.1	1.4
Adjustment(1)	.6	.5	.6
Non-GAAP Financial Measure(1)	1.7	1.6	2.0

Allowance as a percentage of the ending total loan balance:
GAAP	2.0%	2.3%	2.5%
Adjustment(1)	1.0	1.1	1.1
Non-GAAP Financial Measure(1)	3.0%	3.4%	3.6%

Allowance as a percentage of the ending loans in repayment:
GAAP	2.0%	2.4%	2.6%
Adjustment(1)	1.1	1.1	1.1
Non-GAAP Financial Measure(1)	3.1%	3.5%	3.7%

(1) The allowance used for these credit metrics excludes the expected future recoveries on previously fully charged-off loans. See discussion above.